UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 30, 2026
Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive
Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 Par Value Per Share	LYV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2026, Live Nation Entertainment, Inc. (the “Company”) and Michael Rapino entered into an amended and restated employment agreement (the “Employment Agreement”), pursuant to which Mr. Rapino will continue to serve as President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company. The term of the Employment Agreement is effective as of October 1, 2026 (the “Effective Date”), and ends on December 31, 2031. The Employment Agreement amends, restates, and supersedes Mr. Rapino’s existing employment agreement; provided that the existing employment agreement continues to govern Mr. Rapino’s annual cash performance bonus and annual performance-based equity award for calendar year 2026 and the treatment of his equity awards that were outstanding as of the Effective Date (the “Prior Awards”). The terms of the Employment Agreement were unanimously approved by the Board, with Mr. Rapino abstaining.
Under the Employment Agreement, Mr. Rapino’s target annual compensation consists 70% of performance-based compensation (with the majority of that requiring strong operating performance or stockholder returns to achieve the maximum payment), 25% of time-based equity awards that vest over a five-year period, and 5% of guaranteed salary. Mr. Rapino will continue to receive an annual base salary of $3,000,000, and commencing in 2027 will continue to be eligible to receive an annual cash performance bonus based on the achievement of a Company adjusted operating income performance target established annually by the Compensation Committee of the Board (the “Compensation Committee”), with a target amount equal to $17,000,000 (subject to increase or decrease based on actual performance). The amounts of the annual base salary and target annual cash performance bonus are the same as those under his existing employment agreement.
Beginning in 2027, Mr. Rapino will continue to be entitled to receive an annual performance-based grant of restricted shares of Company common stock with an annual target value of not less than $10,000,000, based on the attainment of qualitative performance targets to be established by the Compensation Committee (the “Annual Performance Shares”). Upon the Compensation Committee’s certification of attainment of the performance goals for a particular calendar year, Mr. Rapino will be issued the restricted shares of Company common stock, which shall vest 50% on the date of issuance and 50% on the first anniversary of the date of issuance. The amount of the Annual Performance Share opportunity is the same as that under his existing employment agreement.
Beginning in 2027, Mr. Rapino will be entitled to receive an annual grant of restricted stock units in respect of Company common stock, with a grant value of $15,000,000 based on the average closing price of the Company’s common stock over the ten trading day period ending on the date prior to the date of grant (each, an “Annual Time-Based RSU Award”). Each Annual Time-Based RSU Award will be granted on or before March 15 of the applicable calendar year, and will vest and the restrictions thereon will lapse as to 20% of the units subject thereto on each of the first five anniversaries of the applicable date of grant, in each case subject to Mr. Rapino’s continued employment with the Company through the applicable vesting date.
Beginning in 2027, Mr. Rapino will be entitled to receive an annual grant of performance share units in respect of Company common stock, with a grant value at a target of $15,000,000 based on the average closing price of the Company’s common stock over the ten trading day period ending on the date prior to the date of grant (each, an “Annual PSU Award”). Each Annual PSU Award will be granted on or before March 15 of the applicable calendar year, and the maximum number of performance share units that may be earned under any Annual PSU Award is 200% of the target number. Each Annual PSU Award will vest, or be forfeited in whole or in part, at the end of a three-year performance period that begins on January 1 of the year of grant, based on the higher of (i) the percentile rank of the Company’s total shareholder return compared to those of the companies comprising the S&P 500 Index as of the first day of the performance period over the first two years of the performance period, and (ii) the percentile rank of the Company’s total shareholder return compared to those of such companies over the entire three years of the performance period (such higher percentile rank, the “Relative TSR”). The number of shares of Company common stock ultimately issued at the end of the three-year performance period will be (A) 200% of the target amount for a Relative TSR at or above the 75th percentile, (B) 100% of the target amount for a Relative TSR at the 50th percentile, (C) 25% of the target amount for a Relative TSR at the 25th percentile, and (D) 0% of the target amount for a Relative TSR below the 25th percentile. The payout for Relative TSR falling between the 25th and 50th percentiles, and between the 50th and 75th percentiles, will be determined by linear interpolation. Each Annual PSU Award will vest on the date the Compensation Committee certifies the level of performance attained, subject to Mr. Rapino’s continued employment with the Company through the last day of the applicable performance period.
Pursuant to the Employment Agreement, on the Effective Date Mr. Rapino will receive a grant of restricted stock units in respect of Company common stock, with a grant value of $20,000,000 based on the average closing price of the Company’s common stock over the ten trading day period ending on the date prior to the date of grant (the “Upfront RSUs”). The Upfront

RSUs will vest and the restrictions thereon will lapse 40% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant, 20% on the third anniversary of the date of grant, 10% on the fourth anniversary of the date of grant, and 10% on the fifth anniversary of the date of grant, in each case subject to Mr. Rapino’s continued employment with the Company through the applicable vesting date.
If Mr. Rapino is terminated by the Company without “cause” or Mr. Rapino terminates his employment for “good reason,” subject to Mr. Rapino’s execution of a general release of claims, he will receive (i) a lump-sum cash payment equal to the sum of his base salary, his most recent performance bonus and the value of his most recently earned Annual Performance Shares, multiplied by two, and (ii) the immediate acceleration of all unvested equity (with any outstanding Annual PSU Awards to vest at the target level). If Mr. Rapino dies or becomes disabled, he will receive (A) a lump-sum cash payment equal to the sum of his base salary and his most recent performance bonus, and (B) the immediate acceleration of all unvested equity (with any outstanding Annual PSU Awards to vest at the target level).
If Mr. Rapino’s employment ends at the conclusion of the full term of the Employment Agreement due to Mr. Rapino’s voluntary election not to renew his employment then, subject to his compliance with certain conditions (notice of non-renewal delivered to the Board on or prior to June 30, 2031, execution of a separation agreement providing for advisory services for a period of 12 months and non-solicitation covenants, and execution and non-revocation of a release of claims), then, in addition to receipt of his annual cash performance bonus and vesting of Annual Performance Shares for 2031 based on actual performance, (i) all outstanding and unvested portions of the Upfront RSUs, any Annual Time-Based RSU Awards, and restricted shares of Company common stock previously issued in respect of Annual Performance Shares shall remain outstanding and shall continue to vest, and shall be settled, in accordance with the vesting and settlement schedules that would have applied to such awards had Mr. Rapino remained employed by the Company, and (ii) each then-outstanding Annual PSU Award shall remain outstanding and shall continue to vest and be settled in accordance with its terms based on actual performance for the full performance period, notwithstanding the termination of Mr. Rapino’s employment. Mr. Rapino will not be entitled to any cash severance payment in these circumstances, and the continued vesting described above is conditioned on his continued satisfaction of the foregoing conditions and his continued compliance with the restrictive covenants contained in the Employment Agreement and the separation agreement.
If Mr. Rapino’s employment ends at the conclusion of the full term of the Employment Agreement as a result of either the Company’s decision not to renew his employment or the inability of the Company and Mr. Rapino to agree on the terms of renewal of his employment despite each party’s good faith, reasonable efforts, then, subject to his execution and non-revocation of a release of claims and in addition to receipt of his annual cash performance bonus and vesting of Annual Performance Shares for 2031 based on actual performance, (i) all outstanding and unvested portions of the Upfront RSUs, any Annual Time-Based RSU Awards, and restricted shares of Company common stock previously issued in respect of Annual Performance Shares shall remain outstanding and shall vest in full, (ii) the Annual PSU Award granted in calendar year 2029 shall remain outstanding and shall be measured, certified and settled in accordance with its terms based on actual performance for the full performance period, notwithstanding the termination of Mr. Rapino’s employment, and (iii) the Annual PSU Awards granted in calendar years 2030 and 2031 shall vest in full at the target level of performance. Mr. Rapino will not be entitled to any cash severance payment in these circumstances.
Upon the occurrence of a change in control of the Company while Mr. Rapino remains employed by the Company, all unvested Company equity awards then held by Mr. Rapino will vest in full, except that any then-outstanding Annual PSU Awards will vest based on actual performance measured through the date of the change in control.
The description of the Employment Agreement set forth above is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amended and Restated Employment Agreement, effective as of October 1, 2026, by and between Live Nation Entertainment, Inc. and Michael Rapino.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer
October 2, 2026